Exhibit 99.1

BakBone media contact:

Dani Kenison

858-795-7584

dani.kenison@bakbone.com

BAKBONE INKS WORLDWIDE DISTRIBUTION AGREEMENT WITH SUN MICROSYSTEMS

Storage Innovators Collaborate to Extend Customer Choice With Addition of BakBone NetVault Data Protection Solutions

SAN DIEGO, CA — December 21, 2006 — BakBone Software® (BKBO.PK), a global provider of heterogeneous integrated data protection solutions, today announced a strategic worldwide technology licensing and distribution agreement with Sun Microsystems, giving Sun’s customers more choices in backup, restore and disaster recovery solutions. This agreement furthers the longstanding and successful relationship between the companies which began with BakBone’s support for the SolarisTM Operating System (OS).

Today’s announcement enables the worldwide availability and global cooperative support for BakBone’s NetVault®: Backup product suite through Sun’s direct sales force, as well as its network of distributors and value-added resellers (VARs).

“We’ve been listening to our customers and heard loud and clear that they want choice and flexibility at the right price,” said Nigel Dessau, vice president, Storage Marketing and Business Operations, Sun Microsystems. “Offering BakBone’s NetVault® data protection capabilities as part of Sun’s family of enterprise storage solutions represents tremendous value, access and simplicity for our customers and complements other close Sun relationships. Together, Sun and BakBone are working closely to provide our mutual customers with complementary enterprise-class storage management technologies.”

According to Jim Johnson, BakBone’s president and CEO, this agreement reflects several years of ongoing technical collaboration and business development between the two companies. “BakBone’s strategy is to redefine data protection as a simple and straightforward process – even in the most complex environments. This agreement marks a milestone for BakBone, as it reinforces customer acceptance of our heterogeneous data protection solutions while extending BakBone’s global footprint into Sun’s installed base. We are proud to deliver our technology to the Sun market, and to make it easier for customers to protect existing Sun storage investments and simplify data protection.”

The expanded agreement between BakBone and Sun builds on a relationship that began over a decade ago. Since that time, the collaboration between the two companies has fostered a more integrated relationship which now includes membership in Sun’s elite new StorageTek Ready platform, as well as participation in the SunSM Partner Advantage Program for ISVs. Today, BakBone and Sun share a customer base that includes 550 of the Fortune 1000. BakBone was also recently recognized at Sun Forum 2006 as the Sun Storage Partner of the Year.

About BakBone Software, Inc.

BakBone Software is a leading international data protection solution provider that develops and distributes heterogeneous data backup, restore, disaster recovery, replication and storage reporting software for network storage and open-systems environments. BakBone delivers scalable solutions that address the complex demands of large enterprise environments, as well as small- to medium-sized businesses. Founded in 2000, BakBone products are used by Fortune 1000 corporations and domestic and international government entities. Distributed through a select global network of strategic partners, resellers and solution providers, interested companies can learn more information about BakBone’s products and services and its newly introduced IDP vision at www.bakbone.com or email info@bakbone.com.

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Safe Harbor

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. The potential risks and uncertainties may include, but are not limited to: BakBone’s ability to fulfill the terms of the Sun distribution agreement; competition in our target markets; potential capital needs; management of future growth and expansion; the development, implementation and execution of the Company’s Integrated Data Protection (IDP) strategic vision; risk of third-party claims of infringement; protection of proprietary information; customer acceptance of the Company’s existing and newly introduced products and fee structures; and the success of BakBone’s brand development efforts. Also, risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; our ability to hire and retain qualified employees and key management personnel; and risks associated with changes in domestic and international market conditions and the entry into and development of international markets for the Company’s products. Our forward-looking statements should be considered in the context of these and other risk factors disclosed in our most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in our current report filed with the Canadian Securities Administrators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, other than as required under applicable securities laws.

BakBone®, BakBone Software®, NetVault®, Application Plugin Module™, BakBone logo®, Integrated Data Protection™, Redefining Data Protection™, Constant Data™, Constant Data logo™, Constant Replicator™, OnDemand Replicator™, and Constant HA Cluster™, are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. Sun, Sun Microsystems, the Sun logo, StorageTek, Solaris, and The Network is The Computer are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.